Exhibit 99.1
The Trade Desk Reports Fourth Quarter and Fiscal Year 2024 Financial Results

The Trade Desk also announced an additional share repurchase authorization, bringing the total amount of authorized future repurchases to $1 billion of its Class A common stock.

LOS ANGELES--(BUSINESS WIRE)--February 12, 2025--The Trade Desk, Inc. (“The Trade Desk,” the “Company” or “we”) (NASDAQ: TTD), a provider of a global technology platform for buyers of advertising, today announced financial results for its fourth quarter and fiscal year ended December 31, 2024.

“The Trade Desk once again outpaced nearly every segment of digital advertising in 2024, delivering $2.4 billion of revenue – marking accelerated growth of 26% year over year – and a record $12 billion of spend on our platform. At the same time, we achieved significant profitability and cash flow. While we are proud of these accomplishments, we are disappointed that we fell short of our own expectations in the fourth quarter,” said Jeff Green, founder and CEO of The Trade Desk. “In December, we undertook a reorganization to accelerate opportunities across CTV, retail media, identity, supply chain optimization, and audio while forging ahead with innovations like Kokai and the Ventura Operating System. As more of the world’s leading advertisers shift to premium scalable channels in contrast to the limitations of user-generated content, the opportunity ahead is immense. In 2025 and beyond, we are uniquely positioned to help our clients take full advantage of data-driven advertising on the premium internet, helping them drive growth and brand loyalty for their businesses.”
Fourth Quarter and Full Year 2024 Financial Highlights:
The following table summarizes the Company’s unaudited consolidated financial results for the three and twelve months ended December 31, 2024 and 2023 ($ in millions, except per share amounts):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
GAAP Results
Revenue	$741	$606	$2,445	$1,946
Increase in revenue year over year	22%	23%	26%	23%
Net income	$182	$97	$393	$179
Net income margin	25%	16%	16%	9%
GAAP diluted earnings per share	$0.36	$0.19	$0.78	$0.36

Non-GAAP Results
Adjusted EBITDA	$350	$284	$1,011	$772
Adjusted EBITDA margin	47%	47%	41%	40%
Non-GAAP net income	$297	$207	$832	$628
Non-GAAP diluted earnings per share	$0.59	$0.41	$1.66	$1.26
Fourth Quarter and 2024 Recent Business Highlights
•Continued Share Gains: 2024 gross spend of $12 billion.

•Strong Customer Retention: Customer retention remained over 95% during the year, as it has for the past eleven consecutive years.

•Continued Collaboration and Support for Unified ID 2.0: The Trade Desk is building support for Unified ID 2.0 (UID2), an industry-wide approach to identity that preserves the value of relevant advertising while putting user control and privacy at the forefront. UID2 is an upgrade and alternative to third-party cookies. Recent partnerships and pledges of integration and support include:
◦iHeartMedia announced its adoption of UID2 to empower its advertising partners with tools for effective targeting, precise measurement, and accurate attribution.

◦Leading supply-side platforms, including FreeWheel, Index Exchange, Magnite, and PubMatic have integrated European Unified ID (EUID) to enhance addressability across the open internet.

•“Ventura”, a Revolutionary Streaming TV Operating System (OS): Ventura represents a major advance in streaming TV operating systems as it solves key issues with prevailing market systems today, including frustrating user experiences, inefficient advertising supply chains and content conflicts-of-interest. The Trade Desk plans to partner with TV original equipment manufacturers (OEMs) and other distribution partners to deploy the Ventura OS.

•Agreement to Acquire Sincera: Sincera is a leading digital advertising data company that provides objective, actionable insights to the advertising ecosystem. Integration of Sincera’s tools with The Trade Desk platform will help advertisers gain a clearer perspective on what they are buying so they may better value those impressions. With this acquisition, The Trade Desk’s platform will also show publishers which data signals are most highly valued by advertisers. As previously announced, the acquisition is subject to customary closing conditions and is expected to close in the first quarter of 2025.
•Industry Recognition (2024):
◦Institutional Investor Awards - Most Honored Company, Best CEO, Best Company Board, Best IR Program, Best IR Professional, Best IR Team, Best Analyst Day
◦U.S. News & World Report - Best Company To Work For
◦Business Insider Rising Stars of Adtech
◦AdExchanger Top Women in Media & Ad Tech
◦MM+M 40 under 40
◦Retail TouchPoints 40 under 40
Financial Guidance:
First Quarter 2025 outlook summary:
•Revenue at least $575 million
•Adjusted EBITDA of approximately $145 million
The Company has not provided an outlook for GAAP net income or reconciliation of Adjusted EBITDA guidance to net income, the closest corresponding U.S. GAAP measure, because net income outlook is not available without unreasonable efforts on a forward-looking basis due to the variability and complexity with respect to the charges included in the calculation of this non-GAAP measure; in particular, the measures and effects of our stock-based compensation expense that are directly impacted by unpredictable fluctuations in our share price. The Company expects the variability of the above charges could have a significant and potentially unpredictable impact on our future U.S. GAAP financial results.
Use of Non-GAAP Financial Information
Included within this press release are the non-GAAP financial measures of Adjusted EBITDA, Adjusted EBITDA margin, Non-GAAP net income and Non-GAAP diluted earnings per share (“EPS”) that supplement the Consolidated Statements of Operations of the “Company” prepared under generally accepted accounting principles (“GAAP”). Adjusted EBITDA is net income before depreciation and amortization expense; stock-based compensation expense; interest income, net; and provision for income taxes. Adjusted EBITDA margin is Adjusted EBITDA divided by revenue, and Adjusted EBITDA margin’s closest corresponding U.S. GAAP measure is net income margin, which is GAAP net income divided by revenue. Non-GAAP net income excludes charges and the related income tax effects for stock-based compensation. Tax rates on the tax-deductible portions of the stock-based compensation expense approximating 25% to 30% have been used in the computation of non-GAAP net income and non-GAAP diluted EPS. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Consolidated Statements of Operations. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash-generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for or superior to corresponding, similarly captioned, GAAP measures and may be different from non-GAAP financial measures used by other companies.

Fourth Quarter and Fiscal Year 2024 Financial Results Webcast and Conference Call Details
•When: February 12, 2025 at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time).
•Webcast: A live webcast of the call can be accessed from the Investor Relations section of The Trade Desk’s website at http://investors.thetradedesk.com/. Following the call, a replay will be available on the Company’s website.
•Dial-in: To access the call via telephone in North America, please dial 888-506-0062. For callers outside the United States, please dial 1-973-528-0011. Participants should reference the conference call ID code “277752” after dialing in.
•Audio replay: An audio replay of the call will be available beginning about two hours after the call. To listen to the replay in the United States, please dial 877-481-4010 (replay code: 51930). Outside the United States, please dial 1-919-882-2331 (replay code: 51930). The audio replay will be available via telephone until February 19, 2025.
The Trade Desk, Inc. uses its Investor Relations website (http://investors.thetradedesk.com/), its X feed (@TheTradeDesk), LinkedIn page (https://www.linkedin.com/company/the-trade-desk/), Facebook page (https://www.facebook.com/TheTradeDesk/) and Jeff Green’s LinkedIn profile (https://www.linkedin.com/in/jefftgreen/) as a means of disclosing information about the Company and for complying with its disclosure obligations under Regulation FD. The information that is posted through these channels may be deemed material. Accordingly, investors should monitor these channels in addition to The Trade Desk’s press releases, SEC filings, public conference calls and webcasts.

Share Repurchase Program
The Company used approximately $57 million of cash to repurchase its Class A common stock in the fourth quarter of 2024. The Company used approximately $235 million of cash to repurchase its Class A common stock in the year ended December 31, 2024, at an average repurchase price of $93.97. As of December 31, 2024, the Company had approximately $464 million available and authorized for repurchases. In January 2025, the Company repurchased approximately $28 million of its Class A common stock.
The Company also announced that its board of directors approved an additional $564 million under its share repurchase program pursuant to which the Company may purchase its outstanding Class A Common Stock, bringing the total amount for future repurchases to $1 billion. This program does not obligate the Company to acquire any particular amount of Class A Common Stock, and may be modified, suspended or terminated at any time at the discretion of the Company’s board of directors.

About The Trade Desk
The Trade Desk™ is a technology company that empowers buyers of advertising. Through its self-service, cloud-based platform, ad buyers can create, manage, and optimize digital advertising campaigns across ad formats and devices. Integrations with major data, inventory, and publisher partners ensure maximum reach and decisioning capabilities, and enterprise APIs enable custom development on top of the platform. Headquartered in Ventura, CA, The Trade Desk has offices across North America, Europe and Asia Pacific. To learn more, visit thetradedesk.com or follow us on Facebook, X, LinkedIn and YouTube.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate, including statements relating to industry and market trends, the Company’s growth and financial targets, such as revenue and Adjusted EBITDA and the amount, timing and sources of funding for the Company’s share repurchase program. When words such as “believe,” “expect,” “anticipate,” “will,” “outlook” or similar expressions are used, the Company is making forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give readers any assurance that such expectations will prove correct. These forward-looking statements involve risks, uncertainties and assumptions, including those related to the Company’s relatively limited operating history, which makes it difficult to evaluate the Company’s business and prospects, the market for programmatic advertising developing slower or differently than the Company’s expectations, the demands and expectations of clients and the ability to attract and retain clients. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company. These are disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent Form 10-K and any subsequent filings on Forms 10-Q or 8-K, available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

THE TRADE DESK, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue	$741,012	$605,797	$2,444,831	$1,946,120
Operating expenses (1):
Platform operations	135,267	100,695	472,012	365,598
Sales and marketing	150,629	126,793	546,517	447,970
Technology and development	127,893	102,004	463,319	411,794
General and administrative	131,914	131,867	535,816	520,278
Total operating expenses	545,703	461,359	2,017,664	1,745,640
Income from operations	195,309	144,438	427,167	200,480
Total other income, net	(26,290)	(16,238)	(80,135)	(67,515)
Income before income taxes	221,599	160,676	507,302	267,995
Provision for income taxes	39,370	63,353	114,226	89,055
Net income	$182,229	$97,323	$393,076	$178,940
Earnings per share:
Basic	$0.37	$0.20	$0.80	$0.37
Diluted	$0.36	$0.19	$0.78	$0.36
Weighted-average shares outstanding:
Basic	493,958	489,454	490,879	489,261
Diluted	506,843	499,682	501,924	500,182
___________________________
(1) Includes stock-based compensation expense as follows:
THE TRADE DESK, INC.
STOCK-BASED COMPENSATION EXPENSE
(Amounts in thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Platform operations	$8,866	$6,406	$29,310	$21,048
Sales and marketing	28,481	21,885	99,135	75,924
Technology and development	40,952	29,540	138,393	120,823
General and administrative (1)	50,930	63,604	227,861	273,826
Total	$129,229	$121,435	$494,699	$491,621
___________________________
(1) Includes stock-based compensation expense related to a long-term CEO performance grant of $27 million and $42 million for the three months ended December 31, 2024 and 2023, respectively, as well as $128 million and $198 million for the twelve months ended December 31, 2024 and 2023, respectively.

THE TRADE DESK, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	As of December 31, 2024	As of December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,369,463	$895,129
Short-term investments, net	552,026	485,159
Accounts receivable, net	3,330,343	2,870,313
Prepaid expenses and other current assets	84,626	63,353
Total current assets	5,336,458	4,313,954
Property and equipment, net	209,332	161,422
Operating lease assets	263,761	197,732
Deferred income taxes	230,214	154,849
Other assets, non-current	72,186	60,730
Total assets	$6,111,951	$4,888,687

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,631,213	$2,317,318
Accrued expenses and other current liabilities	177,760	137,996
Operating lease liabilities	64,492	55,524
Total current liabilities	2,873,465	2,510,838
Operating lease liabilities, non-current	247,723	180,369
Other liabilities, non-current	41,618	33,261
Total liabilities	3,162,806	2,724,468

Stockholders' equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	2,594,896	1,967,265
Retained earnings	354,249	196,954
Total stockholders' equity	2,949,145	2,164,219
Total liabilities and stockholders' equity	$6,111,951	$4,888,687

THE TRADE DESK, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Year Ended December 31,
	2024	2023
OPERATING ACTIVITIES:
Net income	$393,076	$178,940
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	87,490	80,418
Stock-based compensation	494,699	491,621
Deferred income taxes	(76,903)	(61,597)
Noncash lease expense	57,403	48,955
Provision for expected credit losses on accounts receivable	853	2,960
Other	(7,881)	(20,379)
Changes in operating assets and liabilities:
Accounts receivable	(474,227)	(554,012)
Prepaid expenses and other current and non-current assets	(38,783)	(26,815)
Accounts payable	298,919	475,463
Accrued expenses and other current and non-current liabilities	46,564	35,681
Operating lease liabilities	(41,754)	(52,913)
Net cash provided by operating activities	739,456	598,322
INVESTING ACTIVITIES:
Purchases of investments	(679,539)	(608,379)
Maturities of investments	629,088	555,806
Purchases of property and equipment	(98,238)	(46,790)
Capitalized software development costs	(8,824)	(8,230)
Net cash used in investing activities	(157,513)	(107,593)
FINANCING ACTIVITIES:
Repurchases of Class A common stock	(234,784)	(646,597)
Proceeds from exercise of stock options	216,281	60,525
Proceeds from employee stock purchase plan	49,989	38,482
Taxes paid related to net settlement of restricted stock awards	(139,095)	(78,516)
Net cash used in financing activities	(107,609)	(626,106)
Increase (decrease) in cash and cash equivalents	474,334	(135,377)
Cash and cash equivalents—Beginning of year	895,129	1,030,506
Cash and cash equivalents—End of year	$1,369,463	$895,129

Non-GAAP Financial Metrics
(Amounts in thousands, except per share amounts)
(Unaudited)
The following tables show the Company’s non-GAAP financial metrics reconciled to the comparable GAAP financial metrics included in this release.

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Net income	$182,229	$97,323	$393,076	$178,940
Add back (deduct):
Depreciation and amortization expense	24,112	20,529	87,490	80,418
Stock-based compensation expense	129,229	121,435	494,699	491,621
Interest income, net	(24,956)	(18,952)	(78,842)	(68,508)
Provision for income taxes	39,370	63,353	114,226	89,055
Adjusted EBITDA	$349,984	$283,688	$1,010,649	$771,526

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
GAAP net income	$182,229	$97,323	$393,076	$178,940
Add back (deduct):
Stock-based compensation expense	129,229	121,435	494,699	491,621
Adjustment for income taxes	(14,733)	(11,896)	(55,472)	(42,462)
Non-GAAP net income	$296,725	$206,862	$832,303	$628,099

GAAP diluted earnings per share	$0.36	$0.19	$0.78	$0.36

GAAP weighted-average shares outstanding—diluted	506,843	499,682	501,924	500,182

Non-GAAP diluted earnings per share	$0.59	$0.41	$1.66	$1.26

Non-GAAP weighted-average shares used in computing Non-GAAP earnings per share, diluted	506,843	499,682	501,924	500,182

Contacts
Investors
Jake Graves
Senior Manager, Investor Relations
The Trade Desk
ir@thetradedesk.com

Media
Melinda Zurich
VP, Communications
The Trade Desk
melinda.zurich@thetradedesk.com